Exhibit (c)(ii)

CONFIDENTIAL WORKING DRAFT – FOR DISCUSSION PURPOSES ONLY Project Celtic Discussion Materials 3 June 2009 Morgan Stanley

CONFIDENTIAL WORKING DRAFT – FOR DISCUSSION PURPOSES ONLY Table of Contents Project Celtic Section 1 Valuation and Pricing Considerations Section 2 Selected  Transaction Considerations Appendix A Supplementary Materials Morgan Stanley

CONFIDENTIAL WORKING DRAFT – FOR DISCUSSION PURPOSES ONLY Project Celtic Section 1 Valuation and Pricing Considerations Morgan Stanley

CONFIDENTIAL WORKING DRAFT – FOR DISCUSSION PURPOSES ONLY Project Celtic VALUATION AND PRICING CONSIDERATIONS Celtic Share Price Evolution Since Announcement of KPN Transaction Celtic Closing Share Price Price ($) Volume (MM) 21-Jun-06 Celtic announces KPN transaction   18-Dec-06 Celtic extends close date of KPN transaction from 31-Dec-06 to 30-Apr-0723-Mar-07Celtic announces delay in 2006 10K filing 27-Apr-07 Celtic extends close date of KPN transaction from 30-Apr-07 to 31-Oct-073-May-07Celtic announces delay in 1Q 2007 10Q filing and only details selected results 1-Oct-07 Celtic completes KPN transaction 1-Apr-08 Celtic completes TDC transaction 10-Nov-06 Celtic announces delay in 10Q filing  14-Jan-08Celtic announces TDC transaction $15 $12 $9 $6 $3 $0 Jun-06 Dec-06 May-07 Nov-07 May-08 Oct-08 May-09 Source FactSet Notes 1. Based on closing share price as of 5/29/09 2. FDSO includes treasury stock impact of 1.3 million options issued in 1Q 2009 assuming an exercise price equal to the 1Q 2009 VWAP of $0.96 3. Balance sheet data as of 3/31/09 4. Jefferies & Company had discontinued coverage of Celtic prior toCeltic’s 1Q 2009 earnings release Beat Consensus EPS Estimate   Met Consensus EPS Estimate  Missed Consensus EPS Estimate Current Valuation ($MM, except where noted) Share Price (1)$1.31 % Disc. to LTM High(70.5%)% Prem. to LTM Low 156.9% FDSO (2) 71.6 Equity Value $93.8 Plus: Debt 22.0 Less: Cash(48.6) Aggregate Value (3)$67.2 3.5 3.0 2.5 2.0 1.5 1.0 0.5 0.0 Morgan Stanley

CONFIDENTIAL WORKING DRAFT – FOR DISCUSSION PURPOSES ONLY Project Celtic VALUATION AND PRICING CONSIDERATIONS VALUATION AND PRICING CONSIDERATIONS Price / Volume Distribution Analysis Historical Price / Volume Distribution (1) $ $0.00 $2.00 $4.00 $6.00 $8.00 $10.00 $12.00 $10.75 $10.65 $5.70 $4.26 $4.32 $3.49  $1.64 $1.31 Current Stock Price:  $1.31 $8.67 $4.90 $3.54 $3.05 $3.06 $1.20 $0.54 $0.70 3Q 2007 4Q 2007 1Q 2008 2Q 2008 3Q 2008 4Q 2008 1Q 2009 2Q 2009TD VWAP: $9.67 $6.73 $4.56 $3.57 $3.65 $1.84 $0.96 $1.00 Volume Traded (MMs): 12.1 14.6 8.9 9.7 6.9 6.1 4.3 3.1 <25% 25%-50% 50%-75% 75%-100% Source FactSet, Thomson Financial Group Total Volume as %(2) of Public Float: 42% 51% 31% 34% 24% 21% 15% 11% Notes 1. As of 5/29/09    2. Public float per Thomson Financial Group of ~28.6 million shares (as of 5/29/09); excludes shares held by KPN and various insiders Morgan Stanley

CONFIDENTIAL WORKING DRAFT – FOR DISCUSSION PURPOSES ONLY Project Celtic VALUATION AND PRICING CONSIDERATIONS Relative Share Price Performance
Indexed Share Price Since Announcement of KPN Transaction 0 25 50 75 100 125 150 175 Nasdaq: (17%) S&P: (27%) Selected Alternative Carriers: (79%)  Celtic: (85%) 21-Jun-06 13-Oct-06 6-Feb-07 31-May-07 24-Sep-07 16-Jan-08 9-May-08 2-Sep-08 25-Dec-08 29-May-09  -- Celtic -- Selected Alternative Carriers(1) -- S&P 500   -- Nasdaq Source FactSet  Notes 1. Equal-weighted index comprised of Level 3, Global Crossing, Vonage, Arbinet, IDT, Fusion Telecommunications, deltathree and Rapid Link 2.  Denotes price performance for Class B shares
Historical Price Performance Summary L2Y LTM L6M L3M Celtic (87.1% ) (60.9% ) 4.0% 114.8% Nasdaq (31.6% ) (29.7% ) 26.9% 34.1% S&P 500 (39.9% ) (34.4% ) 12.6% 31.2% Sel. Alt. Carriers (Avg.) (70.2% ) (57.5% ) 42.9% 30.6% IDT (2) (95.5% ) (84.3% ) 36.6% 82.6% Rapid Link(2.4% ) (18.7% ) (18.7% ) 52.5% Level 3 (81.9% ) (68.8% ) 27.4% 42.7% Vonage (85.4% ) (77.0% ) (58.6% ) 39.4% Global Crossing (61.4% ) (53.8% ) 29.7% 18.5% Arbinet (68.3% ) (49.5% ) (11.9% ) 15.0% Fusion Tel. (75.4% ) (64.4% ) (11.1% ) 0.0% deltathree (91.5% ) (43.8% ) 350.0% (6.2%) Morgan Stanley

CONFIDENTIAL WORKING DRAFT – FOR DISCUSSION PURPOSES ONLY Project Celtic VALUATION AND PRICING CONSIDERATIONS Celtic Shareholder AnalysisTop institutional shareholders were sellers during Q1 2009 Top 30 Shareholders - Includes Insiders (1)(2) Institutional Investor Style City Value of Holdings ($000s) % TSO % Excl. KPN & Insiders (3) 1Q 2009  4Q 2008  3Q 2008  2Q 2008  1Q 2008  4Q 2007  3Q 2007  2Q 2007 KPN NV (Koninklijke) Other The Hague 52,558.6 56.3 NM 40,121.1 40,121.1 40,121.1  40,121.1  40,121.1 40,121.1 - - Singer (Karen) Other 3,834.7 4.1 10.2 2,927.3  2,927.3 2,927.3 2,927.3 2,927.3 2,927.3 1,856.6 1,633.3 Millennium Management, L.L.C. Core Value New York 3,484.5 3.7 9.3 2,659.9  2,737.0 2,493.9 2,996.2 2,943.7 2,391.8 1,772.7 1,522.3 Lampe, Conway & Co., LLC Hedge Fund New York 2,522.7 2.7 6.7 1,925.8 2,106.8 2,371.2 2,389.4 2,068.8 2,026.7 1,927.4 1,475.4 Barclays Global Investors, N.A. Index San Francisco 1,949.9 2.1 5.2 1,488.5 1,644.9 1,596.6 1,401.3 1,501.2 1,572.8 1,593.8 986.7 GMT Capital Corp. GARP Atlanta 1,909.7 2.0 5.1 1,457.8 1,606.4 2,317.2 3,009.7 2,782.3 2,499.5 2,102.4 1,522.3 Gneezy (Ofer) Other 1,843.4 2.0 NM 1,407.2 1,407.2 1,407.2 1,407.2 1,368.8 1,368.8 1,368.8 1,368.8 Paradigm Capital Management, Inc. Core Value Albany 1,532.7 1.6 4.1 1,170.0 1,252.1 1,266.2 1,292.2 1,276.8 1,266.3 1,336.7 1,514.1 Dimensional Fund Advisors, LP Deep Value Santa Monica 1,207.9 1.3 3.2 922.1 979.2 943.8 784.8 809.5 786.1 715.7 713.8 Bruce & Company, Inc. Deep Value Chicago 1,101.1 1.2 2.9 840.6 840.6 840.6 840.6 840.6 840.6 840.6 927.5 Renaissance Technologies Corp. Hedge Fund New York 764.0 0.8 2.0 583.2 628.3 672.5 749.9 849.4 934.3 942.9 773.6 Vanguard Group, Inc. Index Malvern 726.0 0.8 1.9 554.2 554.2 513.0 483.5 460.2 657.5 396.0 349.5 State Street Global Advisors (US) Index Boston 640.5 0.7 1.7 488.9 422.6 434.0 419.3 376.0 384.7 349.1 346.6 Vander Brug (Gordon J) Other 638.3 0 .7 NM 487.3 487.3 487.3 487.3 525.7 525.7 525.7 525.7 Corfield (Charles N) Other 587.1 0.6 NM 448.1 448.1 448.1 448.1 448.1 448.1 448.1 448.1 New Generation Advisors, Inc. Deep Value Boston 436.4 0.5 1.2 333.1 333.1 334.0 334.0 334.0 334.0 404.5 404.5 TIAA-CREF GARP New York 287.7 0.3 0.8 219.6 219.6 218.1 216.2 227.1 285.6 273.3 234.3 State Teachers Retirement System of Ohio Core Value Columbus 276.0 0.3 0.7 210.7 209.2 43.7 43.8 14.3 14.7 - 32.5 Northern Trust Investments, N.A. Index Chicago 239.5 0.3 0.6 182.8 181.8 182.1 184.6 180.5 167.6 164.2 160.7 LSV Asset Management Deep Value Chicago 162.1 0.2 0.4 123.7 127.4 171.0 - - - - - Spark, L.P. Growth New York 145.4 0.2 0.4 111.0 181.6 155.9 138.0 42.6 117.3 19.9 181.0 California Public Employees' Retirement System Index Sacramento 138.0 0.1 0.4 105.4 140.4 113.9 104.6 104.6 104.6 1.1 1.0 PNC Wealth Management Core Growth Philadelphia 125.1 0.1 0.3 95.5 95.5 25.5 25.5 25.5 - - - Powdermaker (Dan) Other 120.3 0.1 NM 91.8 91.8 91.8 91.8 91.8 91.8 91.8 8.5 Goldman Sachs & Company, Inc. Broker-Dealer New York 116.8 0.1 0.3 89.2 109.2 365.6 162.5 354.5 119.1 49.2 21.8 AllianceBernstein L.P. Core Growth New York 110.3 0.1 0.3 84.2 84.2 - - - - - - D. E. Shaw & Co., L.P. Hedge Fund New York 103.4 0.1 0.3 79.0 45.1 64.7 17.8 12.5 27.0 32.5 13.5 General Motors Asset Management Growth New York 102.7 0.1 0.3 78.4 29.8 - - - - - - Morgan Stanley & Co. Inc. Broker-Dealer New York 99.2 0.1 0.3 75.7 52.2 - - 417.4 58.6 1,099.6 1,136.8 BNY Mellon Wealth Management Index New York 96.2 0.1 0.3 73.4 84.2 64.9 64.0 56.5 55.0 69.4 61.1 Top 30 Total 77,860.2 83.4 58.9 59,435.3 60,148.0 60,671.1 61,140.6 61,160.6 60,126.4 18,381.9 16,363.2 Other Shareholders 15,448.9 16.6 41.1 Total 93,309.1 100.0 100.0 Volume Weighted Average Price by Quarter $0.96 $1.84 $3.65 $3.57 $4.56 $6.73 $9.67 $10.37 Source Thomas Ownership, Factset Buyer in the Period  Seller in the Period Notes 1. As of 1Q 2009, includes index funds and broker-dealers 2. As of 5/29/09, Gordon VanderBrug and Charles Corfield own 526,752 and 535,703 shares, while Dan Powdermaker is no longer on the ownership listing per Bloomberg or Thomson Ownership 3. Insiders defined as officers and directors only Morgan Stanley

CONFIDENTIAL WORKING DRAFT – FOR DISCUSSION PURPOSES ONLY Project Celtic VALUATION AND PRICING CONSIDERATIONS Key performance metrics have deteriorated during last several quarters driven by price and volume declines Growth Trend 2Q 2008 to 1Q 2009 % Growth Minutes of Use Trading (20.5%) Retail 5.2% Outsourced (8.2%) Total (16.9%) ARPM Trading (15.2%) Retail 10.4% Outsourced (23.0%) Total (14.9%) Revenue Trading (32.7%) Retail 15.8% Outsourced (29.2%) Total (29.2%) First quarter that reflects TDC acquisition Review of Celtic Operating Performance  Key Performance Metrics Since 2007 (1) Minutes of Use (MM) 7,000 5,600 4,200 2,800 1,400 0 425 587 4,541 467 640 4,749 512 738 4,972 500 622 4,888 510 523 4,776 698 543 4,940 713 677 4,456 658 614 4,419 641 571 3,925 1Q 2007 2Q 2007 3Q 2007 4Q 2007 1Q 2008 2Q 2008 3Q 2008 4Q 2008 1Q 2009 Total YoY Growth: 4.6% 5.5% (6.0%) (5.3%) (11.6%) Average Revenue Per Minute (ARPM) ($) 12.00 10.00 8.00 6.00 4.00 2.00 0.00 5.66 4.34 9.99 5.85 5.69 4.35 10.64 5.94 5.68 4.34 10.37 5.91 5.59 4.05 10.39 5.83 5.32 3.93 9.85 5.59 5.51 3.84 9.72 5.84 5.34 4.35 9.89 5.78 5.00 4.18 8.12 5.27 4.67 4.24 7.48 4.97 1Q 2007 2Q 2007 3Q 2007 4Q 2007 1Q 2008 2Q 2008 3Q 2008 4Q 2008 1Q 2009 YoY ARPM Growth: (4.4%) (1.7%) (2.2%) (9.6%) (11.1%) Revenue (MM) 375 300 225 150 75 0 43 26 257 50 28 270 53 32 282 52 25 274 50 21 254 68 21 272 71 29 238 53 26 221 48 24 183   1Q 2007 2Q 2007 3Q 2007 4Q 2007 1Q 2008 2Q 2008 3Q 2008 4Q 2008 1Q 2009 Total YoY Growth: 0.0% 3.8% (8.0%) (14.5%) (21.4%) Trading Retail Outsourced Total Note 1. Celtic Investor Presentation May 2009 (Publicly Available) Morgan Stanley

CONFIDENTIAL WORKING DRAFT – FOR DISCUSSION PURPOSES ONLY

Project Celtic

VALUATION AND PRICING CONSIDERATIONS

Review of Celtic Operating Performance

Summary Financials Since 2007

- Celtic completed its acquisition of TDC's non-Nordic international wholesale voice business for ~$11MM in cash on 4/1/08
  - Management estimated the acquisition added ~$80MM of annual revenue
  - Jefferies Research estimated an EBITDA margin of ~3.0%
  - TDC results included from 2Q 2008 onwards
    - Prior periods are not pro forma for the acquisition

Celtic Summary Financials [1]

	Pro Forma 1Q 2007	Pro Forma 2Q 2007	Pro Forma 3Q 2007	4Q 2007	1Q 2008	2Q 2008	3Q 2008	4Q 2008	1Q 2009
Revenue	$324.8	$347.7	$367.5	$350.6	$324.9	$360.8	$338.0	$299.8	$255.5
% Growth (YoY)					*0.0%*	*3.8%*	*(8.0%)*	*(14.5%)*	*(21.4%)*
Gross Profit	32.2	36.9	33.9	39.3	35.4	37.5	32.4	31.0	31.0
% Revenue	*9.9%*	*10.6%*	*9.2%*	*11.2%*	*10.9%*	*10.4%*	*9.6%*	*10.3%*	*12.1%*
% Growth (YoY)					*9.9%*	*1.6%*	*(4.4%)*	*(21.1%)*	*(12.4%)*
Adjusted EBITDA [(2)(3)]	12.2	14.0	9.6	13.9	10.6	12.0	9.7	7.5	9.1
% Revenue	*3.8%*	*4.0%*	*2.6%*	*4.0%*	*3.3%*	*3.3%*	*2.9%*	*2.5%*	*3.6%*
% Growth (YoY)					*(13.1%)*	*(14.3%)*	*1.0%*	*(46.0%)*	*(14.2%)*
Operating Profit [(3)]	3.5	6.1	1.4	0.3	1.7	3.5	1.2	(0.3)	0.6
% Revenue	*1.1%*	*1.8%*	*0.4%*	*0.1%*	*0.5%*	*1.0%*	*0.4%*	*(0.1%)*	*0.2%*
% Growth (YoY)					*(51.4%)*	*(42.6%)*	*(14.3%)*	*NM*	*(64.7%)*
Net Income [(3)]	$1.5	$3.7	$0.7	($2.0)	($2.1)	$0.0	$3.3	($17.5)	($1.7)
% Revenue	*0.5%*	*1.1%*	*0.2%*	*(0.6%)*	*(0.6%)*	*0.0%*	*1.0%*	*(5.8%)*	*(0.7%)*
% Growth (YoY)					*NM*	*(100.0%)*	*371.4%*	*NM*	*NM*

Source Celtic Investor Presentation May 2009 (Publicly Available)

Notes
1. 1Q 2007 to 3Q 2007 reflect the pro forma combined results of Celtic and KGCS (as per May 2009 Celtic Investor Presentation)
2. Celtic Management exclude the following expenses in calculating Adjusted EBITDA: stock-based compensation, merger related expenses, acquisition activity related expenses, option analysis expense, retroactive regulatory fees & other, and purchase accounting adjustments; however, Adjusted EBITDA above includes stock-based compensation as an expense
3. Excludes goodwill impairments (tax expense has not been adjusted in 2008)

Morgan Stanley

9

CONFIDENTIAL WORKING DRAFT – FOR DISCUSSION PURPOSES ONLY Project Celtic VALUATION AND PRICING CONSIDERATIONS Evolution of Celtic Analyst Estimates
Based on Estimates From Jefferies & Company (1) Jefferies & Company terminated coverage of Celtic in February 2009 Declines in estimates from early / mid 2008 to February 2009 followed the trends in Celtic’s underlying business 2008 Revenue Estimates ($MM) 1,750 1,500 1,250 1,000 (4.7%) (2) 1,388 1,421 1,362 1,324 Date of Report: 4/29/08 7/23/08 10/22/08 2/6/09 2009 Revenue Estimates ($MM) 1,750 1,500 1,250 1,000 (18.1.%) (2) 1,535 1,578 1,400 1,257 4/29/08 7/23/08 10/22/08 2/6/09 2010 Revenue Estimates ($MM) 1,750 1,500 1,250 1,000 (23.8%) (2) 1,674 1,721 1,411 1,275 4/29/08 7/23/08 10/22/08 2/6/09 2008 EBITDA Estimates (3) ($MM) 75 50 25 0 (23.6%) (2) 52 50 42 40 Date of Report: 4/29/08 7/23/08 10/22/08 2/6/09
2009 EBITDA Estimates (3) ($MM) 75 50 25 0 (45.3%) (2) 64 62 45 35 4/29/08 7/23/08 10/22/08 2/6/09 2010 EBITDA Estimates (3) ($MM) 75 50 25 0 (45.9%) (2) 70 68 46 38 4/29/08 7/23/08 10/22/08 2/6/09 Source Jefferies & Company Research Notes 1. Jefferies & Company terminated coverage of Celtic on 2/6/09 2. Percentages represent change between 2/6/09 vs. 4/29/08 estimates 3. EBITDA post stock-based compensation expense Morgan Stanley

CONFIDENTIAL WORKING DRAFT – FOR DISCUSSION PURPOSES ONLY Project Celtic VALUATION AND PRICING CONSIDERATIONS Review of Illustrative Financial Scenarios Celtic Standalone Projections: 2009E – 2014E Projected CAGRs Preliminary KPN Scenario Jefferies & Company Scenario (1) 2008A - 2014E Revenue (3.2%) 0.1% EBITDA (4.4%) (0.6%) LFCF (1.4%) (16.4%) 2009E - 2014E Revenue 1.4% 1.1% EBITDA (4.8%) 1.8% LFCF (9.4%) (15.5%) LFCF Bridge ($MM, except where noted) Preliminary KPN Scenario Jefferies & Company Scenario (1) 2009E EBITDA (post comp) $39 $35 Less: Capex (13) (15) Less: Net Interest Expense (0) (1) Less: Cash Taxes (2) (6) Less: Change in WC (1) (3) Plus: Stock-Based Comp. 3 3 LFCF $26 $14 2014E EBITDA (post comp) $30 $38 Less: Capex (13) (28) Less: Net Interest Expense (0) (1) Less: Cash Taxes (4) (6) Less: Change in WC (1) (2) Plus: Stock-Based Comp. 4 4 LFCF $16 $6 Revenue ($MM) 1,500 1,200 900 600 300 0 1,016 1,257 1,023 1,275 1,037 1,289 1,054 1,304 1,071 1,316 1,089 1,329 2009E 2010E 2011E 2012E 2013E 2014E % Growth (23.3%) / (5.0%) 0.8% / 1.5% 1.4% / 1.1% 1.6% / 1.1% 1.6% / 1.0% 1.7% / 0.9% EBITDA(2) ($MM) 50 40 30 20 10 0 39 35 35 38 34 38 32 38 30 38 30 38 2009E 2010E 2011E 2012E 2013E 2014E % Margin 3.8% / 2.8% 3.4% / 3.0% 3.3% / 3.0% 3.0% / 3.0% 2.8% / 2.9% 2.8% / 2.9% LFCF (3) ($MM) 30 25 20 15 10 5 0 26 14 23 15 21 10 19 10 16 6 16 6 2009E 2010E 2011E 2012E 2013E 2014E % Margin 2.5% / 1.1% 2.2% / 1.1% 2.0% / 0.7% 1.8% / 0.8% 1.5% / 0.5% 1.4% / 0.4% Preliminary KPN Scenario Jefferies & Company Scenerio (1) Notes 1. Based on projections published by Jefferies & Company on 2/6/09, which was the last report published before analyst discontinued coverage 2. EBITDA post stock-based compensation expense 3. LFCF defined as Cash Flow from Operations – Capex; Both scenarios assume a constant $22MM of debt outstanding each year at a floating rate of LIBOR + 275bps and an interest rate on cash balances of 1.0% Morgan Stanley

CONFIDENTIAL WORKING DRAFT – FOR DISCUSSION PURPOSES ONLY Project Celtic VALUATION AND PRICING CONSIDERATIONS Current Trading Multiples Analysis As of 5/29/09 Celtic & Selected Alternative Carriers ($MM, except where noted) Price as of Aggregate AV/Revenue (2) AV/EBITDA (2) 5/29/09 Equity Value Value (1) 2008A 2009E 2010E 2008A 2009E 2010E Celtic (3) 1.31 94 67 0.05x 0.05x 0.05x 1.7x 1.9x 1.8x Selected Alternative Carriers (Ranked by Equity Value) Level 3 1.07 1,769 6,493 1.51x 1.69x 1.71x 7.1x 7.0x 6.7x Global Crossing 8.38 514 1,312 0.51x 0.52x 0.50x 4.8x 3.9x 3.4x Vonage 0.46 72 267 0.30x 0.30x 0.30x 6.3x 3.2x 3.1x Arbinet 1.92 43 24 0.05x NA NA 3.8x NA NA IDT (Class B) 1.68 40 5 0.00x 0.00x 0.00x NM NM NM Fusion Telecommunications 0.16 9 13 0.26x NA NA NM NA NA deltathree 0.11 8 6 0.28x NA NA NM NA NA Rapid Link 0.06 4 16 0.96x NA NA NM NA NA Source Company Filings, FactSet Notes 1. Level 3 and Global Crossing AV based on market value of debt, Vonage debt does not trade 2. Multiples not meaningful because of negative EBITDA 3. Equity value includes impact of 1.3 million options issued in 1Q 2009, weighted average exercise price assumed to be $0.96, the VWAP during 1Q 2009; Celtic 2009 and 2010 metrics based on last available estimates from Jefferies and Company, which terminated coverage on 2/6/09 4. Chart shows the average relationship between Celtic and each of the selected alternative carriers displayed in the chart above. Relationship defined as Celtic multiple as percentage of alternative carrier multiple 5. Since 2/4/08 Trading statistics for selected alternative carriers provided for illustrative purposes only Comparability with Celtic for valuation purposes is limited given Celtic’s unique business model and financial profile
Historical Trading Relationship Celtic Multiple / Alt. Carrier Multiple (4) (%) 100.0% 80.0% 60.0% 40.0% 20.0% 0.0% 18% 30% 34% 36% AV / LTM Revenue AV / LTM EBITDA Current Since 2008 (5) Source Company Filings, FactSet Morgan Stanley

CONFIDENTIAL WORKING DRAFT – FOR DISCUSSION PURPOSES ONLY Project Celtic VALUATION AND PRICING CONSIDERATIONS Historical Celtic Trading Multiples Since Q4 2007 Earnings Release, 2/4/08 AV / LTM & NTM Revenue (1) (x) 0.5 0.4 0.3 0.2 0.1 0.0 Date of Lehman Bankruptcy 2/4/08 2/28/08 3/25/08 4/18/08 5/14/08 6/9/08 7/3/08 7/29/08 8/22/08 9/17/08 10/13/08 11/6/08 12/2/08 12/26/08 1/21/09 2/16/09 3/12/09 4/7/09 5/1/09 5/29/09 AV / LTM Revenue AV / NTM Revenue AV / LTM & NTM EBITDA (1)(2) (x) 8.0 6.0 4.0 2.0 0.0 Date of Lehman Bankruptcy 2/4/08 2/28/08 3/25/08 4/18/08 5/14/08 6/9/08 7/3/08 7/29/08 8/22/08 9/17/08 10/13/08 11/6/08 12/2/08 12/26/08 1/21/09 2/16/09 3/12/09 4/7/09 5/1/09 5/29/09 AV / LTM EBITDA AV / NTM EBITDA Source FactSet, Celtic Filings, Wall Street Research Notes 1. NTM multiples since February 2009 based on latest available estimates from Jefferies & Company prior to discontinuation of coverage 2. EBITDA post stock-based compensation 3. Date of Lehman Brothers bankruptcy Historical Celtic Trading Multiples AV / Revenue AV / EBITDA LTM NTM LTM NTM Current 0.05x 0.05x 1.7x 1.8x 3 Month Avg. 0.03x 0.03x 0.9x 1.0x 6 Month Avg. 0.03x 0.03x 1.1x 1.1x Since 9/15/08 (3) 0.05x 0.05x 1.7x 1.6x One Year Avg. 0.09x 0.08x 2.6x 2.3x Since 2/5/08 Avg. 0.11x 0.10x 3.2x 2.7x Max 0.27x 0.25x 7.6x 6.1x Min 0.01x 0.01x 0.2x 0.3x Morgan Stanley

CONFIDENTIAL WORKING DRAFT – FOR DISCUSSION PURPOSES ONLY Project Celtic VALUATION AND PRICING CONSIDERATIONS Illustrative Implied Share Price Analysis Based on Historical Celtic Trading Multiples Illustrative Implied Share Price Analysis (1) ($MM, except where noted) Celtic Multiple Reference Actual LTM Actual LTM Range Revenue Assumed NTM Revenue EBITDA Assumed NTM EBITDA Statistic $1,254.1 $1,000.0 $1,150.0 $1,300.0 $38.3 $30.0 $35.0 $40.0 Current $1.31 $1.11 $1.22 $1.33 $1.31 $1.14 $1.27 $1.40 3 Month Avg. $0.86 $0.77 $0.83 $0.89 $0.87 $0.79 $0.86 $0.93 6 Month Avg. $0.98 $0.86 $0.93 $1.01 $0.95 $0.85 $0.93 $1.01 Since 9/15/08 (2) $1.32 $1.10 $1.21 $1.32 $1.26 $1.03 $1.14 $1.25 One Year Avg. $1.91 $1.54 $1.72 $1.89 $1.79 $1.34 $1.50 $1.67 Notes 1. Assumes 71.6MM fully diluted shares outstanding, $22.0MM debt and $48.6MM cash as of 3/31/09 2. Date of Lehman Brothers bankruptcy Historical Celtic Trading Multiples Revenue EBITDA LTM NTM LTM NTM Current 0.05x 0.05x 1.7x 1.8x 3 Month Avg. 0.03x 0.03x 0.9x 1.0x 6 Month Avg. 0.03x 0.03x 1.1x 1.1x Since 9/15/08 (2) 0.05x 0.05x 1.7x 1.6x One Year Avg. 0.09x 0.08x 2.6x 2.3x Morgan Stanley

CONFIDENTIAL WORKING DRAFT – FOR DISCUSSION PURPOSES ONLY

Project Celtic

VALUATION AND PRICING CONSIDERATIONS

Illustrative DCF Analysis

Hypothetical Standalone Value Per Share

2014E EBITDA

($MM, except where noted)

2009E - 2014E EBITDA Margin	2008A - 2014E Rev. CAGR (4.0%)	(2.0%)	0.0%
2.25%	23.3	26.4	29.8
2.75%	28.5	32.2	36.4
3.25%	33.7	38.1	43.0

Illustrative Sensitivity Analysis

($MM, except where noted)

Assumed Avg. 2009E - 2014E EBITDA Margin [2]	Assumed Perpetual Growth Rate	Assumed 2008A - 2014E Revenue CAGR: (4.0%)		(2.0%)		0.0%	
	Assumed Discount Rate →	14.0%	16.0%	14.0%	16.0%	14.0%	16.0%
2.25%	(2.0%)	$0.97	$0.91	$1.03	$0.96	$1.09	$1.01
	0.0%	$1.01	$0.94	$1.07	$0.99	$1.14	$1.05
	2.0%	$1.07	$0.98	$1.14	$1.04	$1.21	$1.10
2.75%	(2.0%)	$1.27	$1.19	$1.34	$1.25	$1.42	$1.33
	0.0%	$1.32	$1.23	$1.40	$1.30	$1.49	$1.37
	2.0%	$1.39	$1.27	$1.48	$1.35	$1.58	$1.44
3.25%	(2.0%)	$1.52	$1.41	$1.63	$1.51	$1.74	$1.60
	0.0%	$1.60	$1.47	$1.72	$1.57	$1.84	$1.68
	2.0%	$1.71	$1.54	$1.83	$1.65	$1.97	$1.77

Assumed Discount Rate

Hypothetical Celtic Share Price [1]

Notes

1. Hypothetical Celtic value based on fully diluted shares and balance sheet data as of 3/31/09. Assumes valuation at June 30, 2009. Analysis reflects certain operating assumptions from Jefferies & Company and Preliminary KPN Scenarios. Analysis assumes: stock-based compensation treated as a cash expense; D&A equal to ~2.4% of revenue (set equal to capex to calculate terminal value); CapEx equal to ~1.5% of revenue; investment in working capital equal to ~0.2% of revenue; tax rate of 30% used to calculate terminal value
2. Net of stock-based compensation expense

Morgan Stanley

15

CONFIDENTIAL WORKING DRAFT – FOR DISCUSSION PURPOSES ONLY Project Celtic VALUATION AND PRICING CONSIDERATIONS Precedent Transaction Observations Reviewed 26 minority buy-in deals between $25MM - $500MM since 2001 – Universe limited to all-cash transactions involving U.S. targets where majority shareholder owned less than 90% Summary statistics – Median deal size of $68MM – Median affiliate ownership of ~73% Premium Paid Summary (%) Initial Price Final Price (1) Median Mean Median Mean 1 Day Prior Aggregate Value 13.2% 32.3% 18.2% 44.0% 1 Day Prior Price 21.5% 29.0% 34.0% 40.9% 1 Month Avg. Price 25.8% 29.9% 36.3% 40.3% 3 Month Avg. Price 17.4% 23.7% 29.2% 38.3% Source Celtic Filings, Public Filings, Press Releases, FactSet Note 1. Excludes the Hearst-Argyle transaction, which has not been completed Morgan Stanley

CONFIDENTIAL WORKING DRAFT – FOR DISCUSSION PURPOSES ONLY

Project Celtic

VALUATION AND PRICING CONSIDERATIONS

Pricing Considerations

- Celtic's substantial net cash position should be considered when assessing transaction premiums

Illustrative Pricing Matrix

($MM, except where noted)

Assumed Buy-in Offer Price	Equity Value [1]	Aggregate Value [2]	Buy-In Amount [3]	% Premium to Aggregate Value 1 Day	% Premium to Price [4] 1 Day	1 Mo Avg.	3 Mo Avg.	6 Mo Avg.	LTM High	LTM Low
Statistic				*$67.2*	*$1.31*	*$1.16*	*$0.90*	*$1.06*	*$4.44*	*$0.51*
$1.00	$71	$45	$31	(33%)	(24%)	(13%)	11%	(6%)	(77%)	96%
$1.10	79	52	34	(23%)	(16%)	(5%)	22%	4%	(75%)	116%
$1.20	86	59	37	(12%)	(8%)	4%	33%	13%	(73%)	135%
$1.30	93	66	41	(1%)	(1%)	13%	44%	23%	(71%)	155%
$1.40	100	74	44	10%	7%	21%	55%	32%	(68%)	175%
$1.50	108	81	47	21%	15%	30%	66%	42%	(66%)	194%
$1.60	115	88	50	31%	22%	39%	77%	51%	(64%)	214%
$1.70	122	96	53	42%	30%	47%	88%	61%	(62%)	233%
$1.80	129	103	57	53%	37%	56%	99%	70%	(59%)	253%
$1.90	137	110	60	64%	45%	65%	110%	80%	(57%)	273%
$2.00	144	117	63	75%	53%	73%	121%	89%	(55%)	292%
Precedent Minority Buy-Ins [5]										
Initial										
Median				13%	21%	26%	17%	13%	(19%)	62%
Mean				32%	29%	30%	24%	18%	(25%)	157%
High				469%	98%	126%	100%	122%	87%	1749%
Low				(39%)	(8%)	(7%)	(25%)	(51%)	(88%)	21%
Final										
Median				18%	34%	36%	29%	25%	(7%)	83%
Mean				44%	41%	40%	38%	34%	(16%)	184%
High				641%	140%	96%	111%	122%	87%	1749%
Low				(68%)	7%	(4%)	(14%)	(18%)	(87%)	21%

Source Celtic Filings, Public Filings, Press Releases, FactSet

Notes

1. Balance sheet as of 3/31/09, assumes 71.2MM basic shares outstanding and dilution from options as per 10K as of 12/31/08, options dilution includes impact of 1.3 million options issued in 1Q 2009, weighted average exercise price assumed to be $0.96, the VWAP during 1Q 2009
2. Assumes total debt of $22.0MM and cash of $48.6MM as of 3/31/09
3. Based on KPN ownership of 56.3% of Celtic
4. Based on share price as of 5/29/09
5. Based on selected deals since 2001; all cash; US deals; minority buy-in value $25 - $500MM

Morgan Stanley

17

CONFIDENTIAL WORKING DRAFT – FOR DISCUSSION PURPOSES ONLY Project Celtic Section 2 Selected Transaction Considerations Morgan Stanley

CONFIDENTIAL WORKING DRAFT – FOR DISCUSSION PURPOSES ONLY Project Celtic SELECTED TRANSACTION CONSIDERATIONS Selected Tactical Considerations
Offer price and other elements of proposal Communication plan for announcing proposal -Pre-announcement contact with Celtic board — Press release and other investor relations Post-announcement communication plan — Form and timing of contact with Special Committee and / or advisors Timing of tender offer launch Morgan Stanley

CONFIDENTIAL WORKING DRAFT – FOR DISCUSSION PURPOSES ONLY Project Celtic SELECTED TRANSACTION CONSIDERATIONS Elements of a Proposal (Unilateral Tender Offer) Illustrative Terms Key Considerations Comments Transaction KPN to propose to buy 100% of the shares it does not currently own at a price of $[ ] / share Consideration Cash Structure KPN to launch tender offer for 100% of shares Subsequent short-form merger at same price Conditions Majority of minority (14.3MM shares) acceptance condition in tender offer Reach at least 90% ownership No material adverse change No financing condition Other customary conditions Financing Available cash [and existing KPN revolver capacity] Other KPN not a seller Morgan Stanley

CONFIDENTIAL WORKING DRAFT – FOR DISCUSSION PURPOSES ONLY Project Celtic Appendix A Supplementary Materials  Morgan Stanley

CONFIDENTIAL WORKING DRAFT – FOR DISCUSSION PURPOSES ONLY Project Celtic SUPPLEMENTARY MATERIALS WACC Analysis WACC Assumptions Component Input Commentary Risk-Free Rate 3.7% Based on 10-Year U.S. Treasury yield as of 5/29/09 Equity Market Risk Premium 4-6% Consistent with historical data, academic surveys and forward-looking market data Small-Cap Premium 3-6% Based on historical data from Morningstar for market caps less than $626MM Celtic Equity Beta 1.26 Current Celtic predicted equity beta per Barra Assumed Tax Rate 30.0% Estimated Normalized Rate Assumed D / (D+E) 19.1% Based on current capital structure (1) Cost of Equity Sensitivity Small-Cap Market Risk Premium Premium 4.0% 5.0% 6.0% 3.0% 11.7% 13.0% 14.2% 4.5% 13.2% 14.5% 15.7% 6.0% 14.7% 16.0% 17.2% WACC Sensitivity Pre-Tax Cost of Equity Cost of Debt 12.5% 15.0% 17.5% 10.0% 11.5% 13.5% 15.5% 12.0% 11.7% 13.7% 15.8% 14.0% 12.0% 14.0% 16.0% Note 1. Assumes $22.0MM in total debt and $93.3MM in equity value as of 5/29/09 WACC Estimates by Analyst Jefferies Celtic 15.0% Morgan Stanley

CONFIDENTIAL WORKING DRAFT – FOR DISCUSSION PURPOSES ONLY Project Celtic SUPPLEMENTARY MATERIALS Precedent Minority Buy-in Transactions Selected Deals Since 2001; All Cash; US Deals; Minority Buy-in Value $25 -$500MM (1) Precedent Minority Buy-ins Value % Initial Final Final Initial Price Premium to: Final Price Premium to: Premium to AV Announced Target Name Acquiror Name Structure ($MM) Sought Price Price Bump 1 Day 1 Mo Avg. 3 Mo Avg. 6 Mo Avg. 12 Mo Avg. LTM High LTM Low 1 Day 1 Mo Avg. 3 Mo Avg. 6 Mo Avg. 12 Mo Avg. LTM High LTM Low Initial Final 3/25/09 Hearst-Argyle Television Inc Hearst Corp Tender $67 18.0% $4.00 NA NA 91.4% 125.6% 11.8% (51.2%) (72.3%) (82.9%) 174.0% NA NA NA NA NA NA NA 18.3% NA 3/23/09 Cox Radio Inc Cox Enterprises Inc Tender 65 21.6% $3.80 $4.80 26.3% 15.2% (6.5%) (25.2%) (35.4%) (56.6%) (70.9%) 26.2% 45.5% 18.1% (5.5%) (18.4%) (45.1%) (63.2%) 59.5% 6.1% 18.2% 10/22/07 Waste Industries USA Inc Investor Group Merger 272 49.0% 36.75 $38.00 3.4% 35.6% 31.8% 22.1% 18.3% 24.2% 3.4% 48.3% 40.2% 36.3% 26.3% 22.3% 28.5% 6.9% 53.3% 25.2% 28.5% 2/22/07 Great American Finl Res Inc American Financial Group Inc Merger 225 19.0% 23.50 24.50 4.3% 8.6% 7.7% 4.8% 5.5% 11.0% (1.9%) 24.7% 13.2% 12.3% 9.3% 10.0% 15.7% 2.3% 30.0% 6.5% 9.9%  10/09/06 NetRatings Inc VNU NV Merger 327 43.0% 16.00 21.00 31.3% 9.8% 9.9% 15.4% 16.4% 18.2% 4.1% 39.5% 44.1% 44.2% 51.4% 52.8% 55.1% 36.6% 83.1% 13.9% 62.4%  3/21/06 Erie Family Life Insurance Co Erie Indemnity Co Tender 75 24.9% 32.00 32.00 0.0% 6.7% 15.3% 14.9% 13.4% 8.0% (0.6%) 20.8% 6.7% 15.3% 14.9% 13.4% 8.0% (0.6%) 20.8% 5.8% 5.8% 9/13/05 Cool Savings Inc Landmark Communications Inc Merger 32 49.6% 0.80 0.80 0.0% 45.5% 40.6% 19.1% 16.2% 37.4% (30.4%) 158.1% 45.5% 40.6% 19.1% 16.2% 37.4% (30.4%) 158.1% 19.7% 19.7% 4/12/04 Edelbrock Corp Investor Group Merger 58 48.9% 14.80 16.75 13.2% 9.5% 9.2% 15.7% 19.6% 27.6% 5.7% 54.2% 23.9% 23.6% 31.0% 35.3% 44.4% 19.6% 74.5% 10.6% 26.9% 7/24/03 Digex Inc WorldCom Inc Tender 25 39.3% 0.70 1.00 42.9% (7.9%) 20.2% 48.0% 51.3% 82.0% (22.2%) 536.4% 31.6% 71.7% 111.4% 116.2% 160.0% 11.1% 809.1% (1.6%) 6.6% 6/02/03 Ribapharm Inc ICN Pharmaceuticals Inc Tender 187 19.9% 5.60 6.25 11.6% 10.2% 19.3% 23.7% 8.5% 2.7% (45.4%) 80.6% 23.0% 33.2% 38.1% 21.0% 14.6% (39.0%) 101.6% 6.6% 14.8% /18/03 Lexent Inc Investor Group Merger 32 49.5% 1.25 1.50 20.0% 37.4% 30.8% 25.3% 4.2% (31.7%) (76.2%) 64.5% 64.8% 56.9% 50.4% 25.1% (18.1%) (71.5%) 97.4% (39.0%) (67.6%)  1/13/03 Next Level Communications Inc Motorola Inc Tender 28 26.0% 1.04 1.18 13.5% 14.4% 22.5% 33.8% 19.0% (13.3%) (66.6%) 79.0% 29.8% 39.0% 51.8% 35.0% (1.7%) (62.1%) 103.1% 7.2% 14.9% 7/30/02 JCC Holding Co Harrah's Entertainment Inc Merger 50 37.0% 10.54 10.54 0.0% 17.1% 31.0% 60.6% 121.8% 213.9% 17.1% 1749.1% 17.1% 31.0% 60.6% 121.8% 213.9% 17.1% 1749.1% 11.5% 11.5% 7/09/02 International Specialty Prods Samuel J Heyman Merger 138 19.0% 10.00 10.30 3.0% 25.8% 44.4% 20.2% 16.2% 13.1% (10.0%) 78.6% 29.6% 48.7% 23.8% 19.7% 16.5% (7.3%) 83.9% 12.5% 14.3% 3/18/02 Meemic Holdings Inc ProAssurance Corp Tender 35 18.8% 29.00 29.00 0.0% 11.5% 29.2% 28.1% 26.1% 21.7% (9.3%) 40.1% 11.5% 29.2% 28.1% 26.1% 21.7% (9.3%) 40.1% 11.5% 11.5%  3/14/02 Konover Property Trust Inc Investor Group Merger 33 47.9% 1.75 2.10 20.0% 0.0% (1.5%) 7.7% 10.6% (26.3%) (61.1%) 47.1% 20.0% 18.2% 29.2% 32.7% (11.6%) (53.3%) 76.5% 0.0% 3.9% 2/19/02 Travelocity.com Inc Sabre Holdings Corp Tender 491 30.0% 23.00 28.00 21.7% 19.8% 3.7% (3.1%) 10.8% (0.8%) (39.3%) 93.8% 45.8% 26.3% 17.9% 34.9% 20.8% (26.1%) 135.9% 21.4% 49.5% 10/10/01 TD Waterhouse Group Inc Toronto-Dominion Bank Tender 386 12.0% 9.00 9.50 5.6% 45.2% 41.9% 9.9% (7.2%) (24.5%) (49.8%) 52.5% 53.2% 49.8% 16.1% (2.1%) (20.4%) (47.0%) 61.0% 16.2% 19.0% 10/01/01 NCH Corp Irvin Levy Tender 133 43.0% 47.50 52.50 10.5% 21.2% 14.9% 11.2% (1.2%) 5.5% (15.6%) 43.9% 34.0% 27.0% 22.9% 9.2% 16.6% (6.7%) 59.1% 33.6% 53.8% 8/22/01 Homeservices Com Inc MidAmerican Energy Holdings Co Tender 24 16.5% 17.00 17.00 0.0% 38.8% 41.7% 48.6% 45.7% 49.2% 28.8% 70.0% 38.8% 41.7% 48.6% 45.7% 49.2% 28.8% 70.0% 27.9% 27.9% 8/21/01 Spectra Physics Inc Thermo Electron Corp Tender 68 20.0% 20.00 17.50 (12.5%) 46.1% 9.2% (1.3%) 3.4% (34.4%) (72.3%) 50.9% 27.8% (4.4%) (13.6%) (9.5%) (42.6%) (75.8%) 32.1% 44.7% 27.0% 8/16/01 Leeds Federal Bankshares Inc Northwest Bancorp, Warren, PA Merger 40 27.3% 32.00 32.00 0.0% 97.5% 94.9% 100.3% 116.9% 129.5% 87.1% 187.6% 97.5% 94.9% 100.3% 116.9% 129.5% 87.1% 187.6% 97.0% 97.0% 5/30/01 Bacou USA Inc Bacou SA Merger 147 29.0% 28.50 28.50 0.0% 21.8% 14.6% 12.7% 11.9% 16.1% 0.4% 58.3% 21.8% 14.6% 12.7% 11.9% 16.1% 0.4% 58.3% 16.7% 16.7% 5/23/01 Unigraphics Solutions Inc Electronic Data Systems Corp Tender 205 14.0% 27.00 32.50 20.4% 27.1% 44.6% 41.9% 43.9% 40.3% 9.9% 88.6% 52.9% 74.1% 70.7% 73.2% 68.9% 32.3% 127.1% 21.8% 42.7% 5/14/01 Agency.com Ltd Seneca Investments LLC Merger 51 34.3% 3.00 3.35 11.7% 46.3% 51.7% 67.3% (5.9%) (71.7%) (88.4%) 159.5% 63.4% 69.4% 86.8% 5.0% (68.4%) (87.0%) 189.7% 468.5% 641.1% 3/26/01 CSFBdirect CSFB Tender 110 18.0% 4.00 6.00 50.0% 60.0% 31.0% 3.4% (7.7%) (39.6%) (74.3%) 60.0% 140.0% 96.5% 55.1% 38.4% (9.4%) (61.4%) 140.0% (23.7%) (55.4%) Median: 10.5% 21.5% 25.8% 17.4% 12.7% 9.5% (18.9%) 62.2% 34.0% 36.3% 29.2% 25.1% 16.5% (7.3%) 83.1% 13.2% 18.2% Mean: 11.9% 29.0% 29.9% 23.7% 18.1% 12.7% (25.4%) 157.2% 40.9% 40.3% 38.3% 34.1% 28.0% (15.9%) 184.0% 32.3% 44.0% High: 50.0% 97.5% 125.6% 100.3% 121.8% 213.9% 87.1% 1749.1% 140.0% 96.5% 111.4% 121.8% 213.9% 87.1% 1749.1% 468.5% 641.1% Low: (12.5%) (7.9%) (6.5%) (25.2%) (51.2%) (72.3%) (88.4%) 20.8% 6.7% (4.4%) (13.6%) (18.4%) (68.4%) (87.0%) 20.8% (39.0%) (67.6%) Source Celtic Filings, Public Filings, Press Releases, FactSet Note 1. All deals represent completed transactions except for Hearst-Argyle Morgan Stanley